UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2019

LIQUIDIA TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38601	20-1926605
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

419 Davis Drive, Suite 100, Morrisville, North Carolina	27560
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (919) 328-4400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	LQDA	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01                                           Entry into a Material Definitive Agreement.

On May 21, 2019, Liquidia Technologies, Inc., a Delaware corporation (the “Company”), and Pacific Western Bank (the “Lender”) entered into a first amendment (the “Amendment”) to that certain Amended and Restated Loan and Security Agreement, dated as of October 26, 2018, by and between the Company and the Lender (the “Agreement”).  The Amendment, among other things, amends the Company’s negative covenant related to Capitalized Expenditures (as defined in the Agreement) to increase the aggregate amount of Capitalized Expenditures which the Company is permitted to make without the Lender’s prior written consent during the fiscal year ending December 31, 2019 from $1,250,000 to $2,500,000.

The Company expects to file the Amendment as an exhibit to its Quarterly Report on Form 10-Q for the quarter ending June 30, 2019. The foregoing description is qualified in its entirety by reference to the complete text of the Amendment, when filed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 24, 2019	Liquidia Technologies, Inc.

	By:	/s/ Timothy Albury
		Name:	Timothy Albury
		Title:	SVP, Chief Accounting Officer